THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER. THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAW. THE SECURITIES MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR ARE OFFERED, SOLD, OR TRANSFERRED IN COMPLIANCE WITH AN EXEMPTION THEREFROM.

CONVERTIBLE NOTE

$36,000.00	March 5, 2005

        For value received, RED HORSE ENTERTAINMENT CORPORATION, a Nevada corporation (the “Issuer”), promises and agrees to pay to the order of WAYNE M. ROGERS (the “Holder”), at 11828 La Grange Ave., Los Angeles, CA 90025, or such other place as the Holder may designate from time to time by notice to the Issuer, in coin or currency of the United States of America that at the time of payment is legal tender for the payment of public and private debts, the principal sum of Thirty-Six Thousand and No/100‘s Dollars ($36,000.00).

        1.     Maturity, Interest Rate. All principal shall be due and payable in any event on the earlier of (i) the second Anniversary of the effective date of the Note, or (ii) any Event of Default. This Note shall bear interest at a rate of 6% per annum. Interest on the Note shall be payable at the same time that the principal is payable.

        2.     Waiver of Demand. Protest, etc. The Issuer expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

        3.     Prepayment. This Note cannot be prepaid by the Issuer without the prior written consent of the Holder.

        4.     Default. On the occurrence of any one or more of the events hereinafter enumerated (an “Event of Default”) the entire unpaid balance of the principal and accrued interest shall become immediately due and payable:

                (a)     Default in the payment when due of any installment of principal or interest on this Note, whether as scheduled herein, at maturity, by acceleration, or otherwise;

                (b)     The Issuer shall (i) file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization; (ii) file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof; (iii) make an assignment for the benefit of creditors; (iv) apply for or consent to the appointment of any receiver or trustee for the Issuer; or (v) make an assignment to an agent authorized to liquidate any substantial part of the Issuer’s business; or

                (c)     An order shall be entered pursuant to any act of Congress relating to bankruptcy or any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of Issuer or an order of any court shall be entered appointing any receiver or trustee of or for Issuer or of or for all or any substantial portion of its property, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed or any writ, warrant of attachment, or similar process is not released or bonded within sixty (60) days after its levy or entry.

         5.     Conversion.

                (a)     All or any part of the outstanding principal on this Note shall be convertible, at the option of the Holder at any time after the date hereof, at the office of the Issuer, into the number of fully paid and non-assessable shares of Common Stock that results from dividing the “Conversion Price” in effect at the time of conversion into the principal so to be converted. The initial Conversion Price shall be $0.163614 and shall be subject to adjustment as set forth in subsection 5(c). Upon conversion of any principal of this Note the accrued interest attributable to the principal so converted shall be paid the Holder in cash within 10 days following the date of conversion.

                (b)     Before the Holder shall be entitled to convert this Note into shares of Common Stock, such Holder shall surrender this Note, accompanied by a proper assignment thereof to the Issuer or in blank, at the office of the Issuer, and shall give written notice to the Issuer at its principal corporate office, of the election to convert the same (or a specified portion hereof) and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Issuer shall, within five days following the date the Note is surrender at the principal corporate office of the Issuer, issue and deliver to the Holder or to the nominee or nominees of the Holder at the address listed in the notice of conversion, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid, together with cash in respect of any fraction of a share of Common Stock issuable upon conversion, plus any accrued and unpaid interest and, if applicable, a new Note representing the amount of principal not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                (c)     The Conversion Price shall be subject to adjustment from time to time as set forth below.

                         (i)     In the event the Issuer should at any time or from time to time after the date of this Note fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Note shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                         (ii)     If the number of shares of Common Stock outstanding at any time after the date of this Note is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.

                (d)     If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere in this Section 5), provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Note the number of shares of stock or other securities or property of the Issuer or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the Holder after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Note) shall be applicable after that event as nearly equivalently as may be practicable.

                (e)     No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of a Note. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of a Note, the Issuer shall pay to the Holder a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Conversion Price then in effect. The determination as to whether or not any fractional shares are issuable shall be based upon the total principal amount of Notes being converted at any one time by any holder thereof, not upon each Note being converted.

                (f)     In the event of any taking by the Issuer of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Issuer shall mail to the Holder at least twenty (20) days prior to the date specified thereto, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                (g)     The Issuer shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding principal amount of this Note and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note, in addition to such other remedies as shall be available to the Holder, the Issuer will take such corporate action as shall be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

                (h)     Any notice required by the provisions of this Section 5 to be given to the Holder shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to the Holder of record at his address appearing on the books of the Issuer.

         6.     Governing Law. THE ISSUER AND THE HOLDER AGREE THAT THIS NOTE AND THE LEGAL RELATIONS BETWEEN THE ISSUER AND HOLDER, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED, APPLIED, AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEVADA WITHOUT REFERENCE TO THE LAW OF ANOTHER JURISDICTION.

         7.     Attorney’s Fees. If this Note is placed with an attorney for collection, suit be instituted for collection, or any other remedy permitted by law is pursued by the Holder hereof because of any event of default in the terms and conditions herein, then in such event, the Issuer agrees to pay reasonable attorney’s fees, costs, and other expenses incurred by the Holder hereof in so doing and in enforcing or collecting any judgment rendered therein.

        MADE as of the 5th day of March 2005.

RED HORSE ENTERTAINMENT CORPORATION

By:	/s/ Wayne M. Rogers
Wayne M. Rogers, Duly Authorized Officer